                                                                       EXHIBIT 1

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                 March 31, 2007

                                                         Principal
                                                         Amount or       Fair
                                                           Shares       Value
                                                         ---------   -----------
Common Stocks - 36.83%
   Materials and Processing - .97%
      Washington Group International (1)                     3,200       212,544
   Producer Durables - 3.24%
      Thomas & Betts (1)                                     3,700       180,634
      Gardner Denver (1)                                     5,100       177,735
      United Technologies, Corp.                             2,700       175,500
      Esco Technologies Inc                                  3,900       174,798
   Consumer Discretionary - 3.3 1%
      Federated Dept Stores Inc.                             4,100       184,705
      McQuarie Infrastructure Company Trust                  4,700       184,710
      Liz Claiborne                                          4,200       179,970
      Starwood Hotels & Resorts Worldwide                    2,700       175,095
   Consumer Staples - 2.70%
      Colgate-Palmolive Co.                                  3,200       213,728
      Dean Foods Co. (1)                                     4,100       191,634
      General Mills                                          3,200       186,304
   Health Care - 2.50%
      Pfizer, Inc                                            7,300       184,398
      Alpharma Inc                                           7,500       180,600
      Universal Health Services                              3,400       194,684
   Other Energy - 3.45%
      Apache Corporation                                     2,706       191,314
      Unit Corp. (1)                                         3,700       187,183
      Arch Coal                                              5,900       181,071
      Noble Energy, Inc.                                     3,300       196,845
   Integrated Oils - 1.64%
      Conoco / Phillips                                      2,600       177,710
      Exxon Mobil Corp                                       2,400       181,080
   Financial Services - 4.81%
      American Express                                       3,100       174,840
      Allstate Corp                                          2,900       174,174
      Citigroup, Inc.                                        3,399       174,505
      Cullen / Frost Bankers Inc                             3,400       177,922
      JP Morgan Chase & Co.                                  3,588       173,587
      Zions Bancorporation                                   2,100       177,492
   Insurance - .92%
      Willis Group Holdings Ltd.                             5,100       201,858
   Technology - 5.08%
      Automatic Data Processing                              3,600       174,240
      Cadence Design Systems, Inc. (1)                      11,200       235,872
      Harris Corp                                            3,600       183,420
      IBM                                                    1,900       179,094

                      See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                 March 31, 2007

                                                         Principal
                                                         Amount or       Fair
                                                           Shares       Value
                                                         ---------   -----------
Common Stocks - 36.83%, continued
   Technology - 5.08%, continued
      Microsoft Corp.                                        6,200       172,794
      Motorola, Inc.                                         9,500       167,865
   Utilities - 3.71%
      Exelon Corporation                                     3,300       226,743
      Oneok Inc                                              4,200       189,000
      Alltel Corp                                            2,900       179,800
      P G & E Corp.                                          4,500       217,215
   Auto & Transportation - 2.64%
      Burlington Northern Santa Fe                           2,200       176,946
      Alexander & Baldwin                                    3,600       181,584
      Wabtec Corp. (1)                                       6,400       220,736
   Multi-Sector Companies - 1.80%
      General Electric Co                                    5,000       176,800
      ITT Corporation                                        3,600       217,152
                                                                     -----------
      Total Common Stocks (cost $5,764,063)                            8,065,881
                                                                     -----------
Real Estate Investment Trusts - 2.02%
   Residential - .40%
      Archstone Smith Trust                                    800        43,424
      Equity Residential Property Sh Ben Int                   900        43,407
   Retail - .78%
      Getty Realty Corp                                      1,400        40,236
      Simon Property Group Inc.                                400        44,500
      Kimco Realty Corp.                                       900        43,866
      Weingarten Realty Investors                              900        42,804
   Healthcare - .20%
      Health Care Property Investors, Inc.                   1,200        43,236
   Industrial/Office - .42%
      Boston Properties Inc.                                   400        46,960
      Prologis TR Sh Ben Int                                   700        45,451
   Diversified - .22%
      Vornado Realty TR Sh Ben Int                             400        47,736
                                                                     -----------
      Total Real Estate Investment Trusts
         (cost $195,327)                                                 441,620
                                                                     -----------
Preferred Stock - .90%
   Financial Services
      Lehman Bros. Holdings Pfd. 1/100 SER G                 7,000       178,850
   Consumer Discretionary
      CBS Corp. New 7.25%                                      700        17,619
                                                                     -----------
      Total Preferred Stock (cost $194,427)                              196,469
                                                                     -----------

                      See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                 March 31, 2007

                                                         Principal
                                                         Amount or       Fair
                                                           Shares       Value
                                                         ---------   -----------
Municipal Bonds - 5172%
   ARKANSAS - .18%
      Springdale AK Sales & Use Tax
         4.000% due 7/1/16                                  40,000        39,982
   CALIFORNIA - 1.48%
      Long Beach Calif
         5.000% due 5/1/28                                 300,000       323,067
   COLORADO - 3.39%
      Colorado Ed. & Cultural
         6.875% due 12/15/10                               250,000       279,450
      Colorado Ed. & Cultural
         5.250% due 04/01/11                                85,000        86,454
      Colorado Ed. & Cultural
         5.750% due 06/01/16                               100,000       108,029
      High Plains Met Dist.
         4.375% due 12/01/15                               265,000       267,631
   DISTRICT OF COLUMBIA - 1.24%
      Washington DC Convention CTR
         5.000% due 10/01/16                               250,000       271,847
   FLORIDA - 3.49%
      Tampa, FL Rev
         5.000% due 04/01/18                               145,000       156,248
      Volusia City Health Fac.
         6.000% due 06/01/12                               600,000       608,166
   GEORGIA - 1.99%
      Fairburn Combined Utilities GA
         5.375% due 10/01/13                               250,000       266,475
      Summerville, GA Pub
         5.000% due 01/01/11                                75,000        76,480
      Valdosta & Lowndnes Cty Hosp.
         5.500% due 10/01/14                                85,000        92,881
   ILLINOIS - 10.22%
      Gilberts, IL Spl Svc.
         4.250% due 03/01/12                                50,000        51,183
      Illinois Dev Fin Auth
         5.700% due 07/01/12                               190,000       194,818
      Illinois Fin Auth Rev
         4.000% due 07/01/13                               200,000       200,728
      Illinois Fin Auth Rev
         4.500% due 07/01/15                               125,000       129,100
      Illinois Fin Auth Rev
         5.000% due 08/01/16                               450,000       489,636
      Chicago Housing
         5.000% due 07/01/12                               200,000       210,326

                      See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                 March 31, 2007

                                                         Principal
                                                         Amount or       Fair
                                                           Shares       Value
                                                         ---------   -----------
Municipal Bonds -- 51.72%, continued
      Illinois Health Fac. Auth
         6.000% due 02/15/11                               420,000       431,462
      Maywood, IL
         5.500% due 01/01/16                               250,000       265,935
      Oak Lawn, IL
         5.000% due 12/01/23                               250,000       264,965
   INDIANA - 1.16%
      Munster, IN
         4.300% due 01/15/12                               100,000       100,643
      Indiana St. Edl Facs
         5.400% due 10/01/13                               150,000       153,675
   LOUISIANA - 4.01%
      Louisiana Housing
         6.000% due 09/01/15                               595,000       616,616
      Louisiana St Untld. G.O.
         5.000% due 07/15/11                               250,000       262,643
   MARYLAND - .74%
      Baltimore Convention Center
         5.000% due 09/01/14                               150,000       162,025
   MINNESOTA - 5.32%
      Marshall MN Med.
         5.450% due 11/01/18                               250,000       257,610
      Minnesota St.
         5.000% due 09/15/18                               180,000       184,455
      Minnesota St. Higher
         5.250% due 10/1/19                                100,000       107,956
      University Minn
         5.750% due 7/1/18                                 400,000       467,600
      Woodbury Minn Partn
         4.600% due 2/1/26                                 150,000       147,759
   MISSOURI - 2.13%
      Clay Cnty Mo Reorg Sch Dist
         5.000% due 3/1/15                                 300,000       325,929
      Missouri St. Environmental Impt
         5.000% due 1/1/11                                 135,000       141,457
   MONTANA - 1.38%
      Montana St. Dept. Transn Rev
         5.000% due 6/1/20                                 285,000       303,229
   NORTH DAKOTA - 1.58%
      North Dakota St. Bldg. Auth.
         5.250% due 12/01/13                               330,000       346,497

                      See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                 March 31, 2007

                                                         Principal
                                                         Amount or       Fair
                                                           Shares       Value
                                                         ---------   -----------
Municipal Bonds -- 51.72%, continued
   OKLAHOMA - .47%
      Pottawatonie County
         5.000% due 09/01/10                               100,000       102,960
   PENNSYLVANIA - 2.41%
      Latrobe IDA St. Vincent
         5.375% due 05/01/13                               250,000       260,335
      Pennsylvania St. Higher Ed.
         4.750% due 08/01/15                               250,000       267,225
   SOUTH DAKOTA - 0.78%
      South Dakota St. Health
         4.500% due 04/01/12                               175,000       171,791
   TEXAS - 4.37%
      Austin, Tex Pub/Impt
         4.750% due 9/1/20                                 100,000       103,317
      Bexar Cnty, TX Hsg. Fin. Corp.
         5.625% due 12/01/11                               180,000       187,502
      Burkburnett Ltd. G.O.
         6.000% due 02/15/10                               125,000       133,123
      Eagle Mtn & Saginaw TX ISD
         0.0% due 8/15/19                                  250,000       144,070
      Northside Tex Indpt Sch Dist
         5.000% due 2/15/18                                125,000       132,586
      Temple TX Util. Sys. Rev.
         4.250% due 08/01/15                               250,000       256,487
   WASHINGTON - 1.33%
      Kent Wash Loc Impt Dist
         4.650% due 12/12/19                               300,000       291,195
   WISCONSIN - 4.03%
      Douglas Cnty Wisconsin
         5.000% due 2/1/17                                 250,000       270,040
      Wisconsin Health & Ed. Sinai
         5.500% due 08/15/08                               600,000       612,720
                                                                     -----------
         Total Municipal Bonds (cost $11,131,436)                     11,326,308
                                                                     -----------
         Total (cost $17,285,253)                                    $20,030,278
                                                                     ===========

NOTE: Percentages indicated are based on net assets of $21,900,603 at March 31, 2007.

(1)  Indicates non-income producing security.

                      See accompanying accountant's report.